Special Shareholders’ Meeting October 3, 2006 Please turn off cell phones and other electronic devices. Exhibit 99.1

C. Dowd Ritter Chairman, President and Chief Executive Officer

Important Milestones Shareholder approval Regulatory approvals Divestitures Integration

The “New Regions” – A Formidable Franchise
National Rank
Market Capitalization $27 billion 8th
Assets $142 billion 8th
Loans $93 billion 9th
Deposits $96 billion 8th
Branches 1,984 7th
ATMs 2,764 7th
Households 5 million —
Note: Amounts and rankings as of June 30, 2006, before divestitures.

AL
MS
TN
AR
LA
TX
NC
FL
VA
KY
MO
IN
IL
GA
IA
SC
Source:  SNL DataSource.  Deposit data as of 30-Jun-2005.
Note:  Does not include impact of anticipated deposit divestitures.
AmSouth
Regions
Morgan Keegan
Insurance
Combined Franchise Footprint
Pro Forma States
State Dep. ($B) Mkt. Share Rank
AL $20.4 31% #1
FL 17.8 5 #4
TN 17.2 18 #2
LA 6.1 11 #3
MS 5.8 17 #1
GA 5.8 4 #6
AR 4.5 11 #1
TX 2.7 1 #17
MO 2.5 3 #7
IN 1.9 2 #10
Other 2.4 — —

•
Increased deposit market share in one of the
highest growth states in the United States
•
Leverage AmSouth’s de novo branching
expertise
•
Branch expansion across high-growth areas of
footprint
•
Additional opportunities to leverage Morgan
Keegan across AmSouth franchise
•
Attractive markets
•
Benefit from size and diversity
•
Excess capital from synergies
•
Limited credit overlap
•
Greater loan portfolio diversity
Florida
De Novo Branching
Morgan Keegan
Improved Market Density
Improved Capital Efficiency
Loan Portfolio
Combination Creates Strategic Growth
Opportunities

Substantial Synergies with Low Integration Risk • Cost savings (pre-tax): $400 million • Full run-rate cost savings achieved by the end of the second quarter of 2008

Immediate Benefit to AmSouth Shareholders • 7.3 percent immediate increase in dividend for AmSouth shareholders • Both companies have increased dividends for the last 35 years

Benefits for Customers and Communities
•
Customer Focus
–
Continued strong commitment to customer service
–
Added convenience and a broader array of
products and services
•
Committed to our Communities
–
$100 billion community development commitment
–
History of community development leadership
–
Creation of a Regions Community Development
Corporation

Special Shareholders’ Meeting October 3, 2006